UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
Of the Securities and Exchange Act of 1934

Date of Report: October 1, 2004
(Date of earliest event reported)

TVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30539	77-0549628
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

4001 Burton Drive, Santa Clara, California 95054
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 982-8588

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 1, 2004, the board of directors of Tvia, Inc. (the “Company”) appointed Benjamin Silva as Vice President of Worldwide Sales of the Company. Also effective October 1, 2004, James Tao, formerly the Vice President of Sales and Marketing, was appointed Vice President of Business Development.

Mr. Silva, 43, joined the Company in September 2004 prior to being appointed Vice President of Worldwide Sales. From January 2004 through September 2004, he was the Executive Vice President of Marketing and Business Development at DG2L Technologies, Inc., a provider of next-generation digital media technologies. From October 2001 through December 2003, Mr. Silva served as the Vice President of Worldwide Sales and Business Development at iVAST, Inc., a digital media software company. From September 1999 through September 2001, he was the Vice President of Worldwide Sales and Business Development at Streaming 21, Inc., an Internet streaming video technology company. Mr. Silva holds a B.A. degree in communication/theatre with a minor in business administration from Boston University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2004	TVIA, INC.
	By:	/s/Diane Bjorkstrom
Diane Bjorkstrom
Chief Financial Officer (Principal Financial Officer and Duly Authorized Signatory)